EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 24, 2022	fcooper@tollbrothers.com

Toll Brothers Reports FY 2022 2nd Quarter Results

FORT WASHINGTON, PA, May 24, 2022 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its second quarter ended April 30, 2022.

FY 2022’s Second Quarter Financial Highlights (Compared to FY 2021's Second Quarter):
•Net income and earnings per share were $220.6 million and $1.85 per share diluted, compared to net income of $127.9 million and $1.01 per share diluted in FY 2021’s second quarter.
•Pre-tax income was $295.8 million, compared to $169.8 million in FY 2021’s second quarter.
•Home sales revenues were $2.2 billion, up 19% compared to FY 2021’s second quarter; delivered homes were 2,407, up 6%.
•Net signed contract value was $3.1 billion, up 1% compared to FY 2021’s second quarter; contracted homes were 2,874, down 18%.
•Backlog value was $11.7 billion at second quarter end, up 35% compared to FY 2021’s second quarter; homes in backlog were 11,768, up 16%.
•Home sales gross margin was 24.1%, compared to FY 2021’s second quarter home sales gross margin of 21.9%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 26.1%, compared to FY 2021’s second quarter adjusted home sales gross margin of 24.4%.
•SG&A, as a percentage of home sales revenues, was 11.1%, compared to 11.9% in FY 2021’s second quarter.
•Income from operations was $281.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $12.2 million.
•The Company repurchased approximately 2.2 million shares at an average price of $48.30 per share for a total purchase price of approximately $106.5 million.
•On May 17, 2022, the Board of Directors of the Company refreshed the authorization for the Company to repurchase its common stock by up to 20 million shares — or approximately $900 million at the current market price. The repurchase authorization has no expiration date.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our second quarter performance, as we met or exceeded our guidance on all key metrics. We delivered 2,407 new homes and generated $2.2 billion in home building revenue – both second quarter records. Our earnings per share grew by 83% from one year ago driven by a 170-basis point improvement in adjusted gross margin to 26.1% and an 80-basis point improvement in SG&A as a percentage of revenue. In addition, we met our sales expectations with 2,874 net contracts signed in the quarter – even as we limited sales in approximately 50% of our communities. Net signed contract value, at $3.1 billion, was our highest quarter ever, driving our second quarter-end backlog to a record $11.7 billion and 11,768 homes. Based on the strength of this backlog, we are maintaining our full year projection of 20% revenue growth, a 250-basis point increase in our adjusted gross margin to 27.5%, and a return on beginning equity of approximately 23%.
“While demand is still solid, over the past month it has moderated from the unprecedented pace of the past two years as buyers adapt to higher mortgage rates and other macro-economic conditions. However, the many fundamental drivers of housing demand remain firmly in place. These include favorable demographics, the significant imbalance between the supply and demand for homes, and migration trends. We believe these factors will support a healthy housing market over the long term.
“Our strategy of broadening our product lines, price points and geographies, coupled with our industry-leading luxury brand, positions us well for the current environment. Our attractive land portfolio allows us to be highly selective with new land opportunities and enables us to continue using excess cash flow to reduce debt and return capital to shareholders.”

Third Quarter and FY 2022 Financial Guidance:
	Third Quarter	Full Fiscal Year 2022
Deliveries	2,750 units	11,000 - 11,500 units
Average Delivered Price per Home	$895,000 - $915,000	$890,000 - $910,000
Adjusted Home Sales Gross Margin	27.0%	27.5%
SG&A, as a Percentage of Home Sales Revenues	10.5%	10.4%
Period-End Community Count	325	370
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$0	$110 million
Tax Rate	26.0%	25.7%

Financial Highlights for the three months ended April 30, 2022 and 2021 (unaudited):
	2022	2021
Net Income	$220.6 million, or $1.85 per share diluted	$127.9 million, or $1.01 per share diluted
Pre-Tax Income	$295.8 million	$169.8 million
Pre-Tax Inventory Impairments	$2.2 million	$1.6 million
Home Sales Revenues	$2.19 billion and 2,407 units	$1.84 billion and 2,271 units
Net Signed Contracts	$3.09 billion and 2,874 units	$3.05 billion and 3,487 units
Net Signed Contracts per Community	9.0 units	11.3 units
Quarter-End Backlog	$11.71 billion and 11,768 units	$8.69 billion and 10,104 units
Average Price per Home in Backlog	$994,700	$860,100
Home Sales Gross Margin	24.1%	21.9%
Adjusted Home Sales Gross Margin	26.1%	24.4%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.9%	2.4%
SG&A, as a percentage of Home Sales Revenues	11.1%	11.9%
Income from Operations	$281.7 million, or 12.4% of total revenues	$184.4 million, or 9.6% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$12.2 million	$21.5 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	3.8%	4.0%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.0%	1.6%

Financial Highlights for six months ended April 30, 2022 and 2021 (unaudited)
	2022	2021
Net Income	$372.5 million, or $3.08 per share diluted	$224.4 million, or $1.77 per share diluted
Pre-Tax Income	$496.6 million	$297.2 million
Pre-Tax Inventory Impairments	$4.4 million	$2.8 million
Home Sales Revenues	$3.87 billion and 4,336 units	$3.25 billion and 4,048 units
Net Signed Contracts	$6.08 billion and 5,803 units	$5.56 billion and 6,361 units
Home Sales Gross Margin	23.9%	21.3%
Adjusted Home Sales Gross Margin	25.9%	23.7%
SG&A, as a percentage of Home Sales Revenues	12.1%	13.2%
Income from Operations	$456.7 million, or 11.2% of total revenues	$303.5 million, or 8.7% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$42.0 million	$71.7 million

Additional Information:
•The Company ended its FY 2022 second quarter with approximately $535.0 million in cash and cash equivalents, compared to $1.6 billion at FYE 2021 and $671.4 million at FY 2022’s first quarter end. At FY 2022 second quarter end, the Company also had $1.8 billion available under its $1.9 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2026.
•On March 8, 2022, the Company announced an 18% increase in its quarterly cash dividend from $0.17 to $0.20 per share. On April 22, 2022, the Company paid its quarterly dividend of $0.20 per share to shareholders of record at the close of business on April 8, 2022.
•Stockholders' Equity at FY 2022 second quarter end was $5.4 billion, compared to $5.3 billion at FYE 2021.
•FY 2022's second quarter-end book value per share was $46.51 per share, compared to $44.08 at FYE 2021.
•The Company ended its FY 2022 second quarter with a debt-to-capital ratio of 38.1%, compared to 38.1% at FY 2022’s first quarter end and 40.2% at FYE 2021. The Company ended FY 2022’s second quarter with a net debt-to-capital ratio(1) of 33.1%, compared to 31.9% at FY 2022’s first quarter end, and 25.1% at FYE 2021.
•The Company ended FY 2022’s second quarter with approximately 85,800 lots owned and optioned, compared to 86,500 one quarter earlier, and 74,500 one year earlier. Approximately 47% or 40,700, of these lots were owned, of which approximately 18,300 lots, including those in backlog, were substantially improved.
•In the second quarter of FY 2022, the Company spent approximately $282.9 million on land to purchase approximately 3,276 lots.
•The Company ended FY 2022’s second quarter with 328 selling communities, compared to 325 at FY 2022’s first quarter end and 320 at FY 2021’s second quarter end.
•The Company repurchased approximately 2.2 million shares of its common stock during the quarter at an average price of $48.30 per share for an aggregate purchase price of approximately $106.5 million.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, May 25, 2022, to discuss these results and its outlook for the remainder of FY 2022. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded 55 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the World’s Most Admired Homebuilder in FORTUNE magazine’s 2022 survey of the World’s Most Admired Companies®, the seventh year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers

FORWARD-LOOKING STATEMENTS
Information presented herein for the second quarter ended April 30, 2022 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the ongoing effects of the Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;

•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2021 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2022	October 31, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$535,038	$1,638,494
Inventory	8,978,816	7,915,884
Property, construction and office equipment, net	310,422	310,455
Receivables, prepaid expenses and other assets	722,702	738,078
Mortgage loans held for sale	146,865	247,211
Customer deposits held in escrow	154,171	88,627
Investments in unconsolidated entities	684,385	599,101
Income taxes receivable	12,212	—
	$11,544,611	$11,537,850

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,196,415	$1,011,534
Senior notes	1,994,786	2,403,989
Mortgage company loan facility	113,688	147,512
Customer deposits	812,383	636,379
Accounts payable	588,742	562,466
Accrued expenses	1,232,825	1,220,235
Income taxes payable	226,106	215,280
Total liabilities	6,164,945	6,197,395

Equity:
Stockholders’ Equity
Common stock	1,279	1,279
Additional paid-in capital	714,651	714,453
Retained earnings	5,297,939	4,969,839
Treasury stock, at cost	(669,396)	(391,656)
Accumulated other comprehensive income	19,419	1,109
Total stockholders' equity	5,363,892	5,295,024
Noncontrolling interest	15,774	45,431
Total equity	5,379,666	5,340,455
	$11,544,611	$11,537,850

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended April 30,				Six Months Ended April 30,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,186,529		$1,836,260		$3,873,881		$3,246,964
Land sales and other	91,012		93,864		194,741		246,536
	2,277,541		1,930,124		4,068,622		3,493,500

Cost of revenues:
Home sales	1,659,265	75.9%	1,434,493	78.1%	2,948,792	76.1%	2,556,286	78.7%
Land sales and other	92,981	102.2%	92,091	98.1%	192,598	98.9%	203,825	82.7%
	1,752,246		1,526,584		3,141,390		2,760,111

Gross margin - home sales	527,264	24.1%	401,767	21.9%	925,089	23.9%	690,678	21.3%
Gross margin - land sales and other	(1,969)	(2.2)%	1,773	1.9%	2,143	1.1%	42,711	17.3%

Selling, general and administrative expenses	243,637	11.1%	219,170	11.9%	470,507	12.1%	429,909	13.2%
Income from operations	281,658		184,370		456,725		303,480

Other:
Income from unconsolidated entities	2,933		10,483		24,970		11,677
Other income - net	11,224		9,213		14,936		17,285
Expenses related to early retirement of debt	—		(34,240)		—		(35,211)
Income before income taxes	295,815		169,826		496,631		297,231
Income tax provision	75,222		41,960		124,134		72,866
Net income	$220,593		$127,866		$372,497		$224,365
Per share:
Basic earnings	$1.87		$1.03		$3.12		$1.79
Diluted earnings	$1.85		$1.01		$3.08		$1.77
Cash dividend declared	$0.20		$0.17		$0.37		$0.28
Weighted-average number of shares:
Basic	117,839		124,295		119,418		125,177
Diluted	118,925		125,999		120,891		126,780

Effective tax rate	25.4%		24.7%		25.0%		24.5%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$2,192	$1,581	$4,425	$1,747
Cost of home sales - operating communities	—	—	—	1,100
	$2,192	$1,581	$4,425	$2,847

Depreciation and amortization	$18,857	$16,305	$33,536	$33,181
Interest incurred	$31,981	$38,447	$63,260	$79,715
Interest expense:
Charged to home sales cost of sales	$40,822	$44,092	$73,259	$77,417
Charged to land sales and other cost of sales	219	579	3,628	2,417
	$41,041	$44,671	$76,887	$79,834

Home sites controlled:			April 30, 2022	April 30, 2021
Owned			40,704	37,952
Optioned			45,136	36,514
			85,840	74,466

Inventory at April 30, 2022 and October 31, 2021 consisted of the following (amounts in thousands):

	April 30, 2022	October 31, 2021
Land and land development costs	$2,389,826	$2,229,550
Construction in progress	5,781,893	4,973,609
Sample homes	282,818	265,402
Land deposits and costs of future development	524,279	447,323
	$8,978,816	$7,915,884

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
REVENUES
North	485	562	$380.9	$390.7	$785,400	$695,100
Mid-Atlantic	276	304	268.2	218.3	$971,900	$718,100
South	447	408	326.4	280.2	$730,100	$686,700
Mountain	814	605	653.5	431.8	$802,900	$713,800
Pacific	376	347	541.5	458.6	$1,440,200	$1,321,600
Traditional Home Building	2,398	2,226	2,170.5	1,779.6	$905,200	$799,500
City Living	9	45	18.0	58.0	$2,000,300	$1,288,500
Corporate and other			(2.0)	(1.3)
Total home sales	2,407	2,271	2,186.5	1,836.3	$908,400	$808,600
Land sales and other			91.0	93.9
Total consolidated			$2,277.5	$1,930.2

CONTRACTS
North	474	551	$448.6	$454.4	$946,400	$824,600
Mid-Atlantic	254	386	286.6	323.9	$1,128,400	$839,100
South	616	800	573.7	561.8	$931,300	$702,300
Mountain	1,002	1,216	943.3	920.0	$941,400	$756,600
Pacific	523	488	828.8	707.6	$1,584,700	$1,450,000
Traditional Home Building	2,869	3,441	3,081.0	2,967.7	$1,073,900	$862,500
City Living	5	46	9.3	85.3	$1,850,300	$1,854,500
Total consolidated	2,874	3,487	$3,090.3	$3,053.0	$1,075,200	$875,500

BACKLOG
North	1,787	1,893	$1,634.6	$1,477.9	$914,700	$780,700
Mid-Atlantic	1,120	1,218	1,140.0	1,039.7	$1,017,900	$853,600
South	3,029	2,107	2,581.0	1,492.1	$852,100	$708,200
Mountain	3,982	3,338	3,607.7	2,533.4	$906,000	$759,000
Pacific	1,849	1,432	2,740.3	1,949.7	$1,482,000	$1,361,500
Traditional Home Building	11,767	9,988	11,703.6	8,492.8	$994,600	$850,300
City Living	1	116	2.6	197.4	$2,638,700	$1,701,700
Total consolidated	11,768	10,104	$11,706.2	$8,690.2	$994,700	$860,100

	Six Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
REVENUES
North	883	1,013	$696.3	$703.3	$788,600	$694,300
Mid-Atlantic	552	531	511.1	382.3	$925,900	$720,000
South	794	749	569.9	497.1	$717,800	$663,700
Mountain	1,417	1,130	1,115.8	809.8	$787,400	$716,600
Pacific	661	573	926.5	789.8	$1,401,700	$1,378,400
Traditional Home Building	4,307	3,996	3,819.6	3,182.3	$886,800	$796,400
City Living	29	52	57.8	65.8	$1,993,100	$1,265,400
Corporate and other			(3.5)	(1.1)
Total home sales	4,336	4,048	3,873.9	3,247.0	$893,400	$802,100
Land sales and other			194.7	246.5
Total consolidated			$4,068.6	$3,493.5

CONTRACTS
North	946	1,000	$864.5	$811.1	$913,800	$811,100
Mid-Atlantic	620	759	647.2	651.4	$1,043,900	$858,200
South	1,353	1,368	1,185.1	950.7	$875,900	$695,000
Mountain	1,801	2,194	1,701.4	1,671.8	$944,700	$762,000
Pacific	1,066	961	1,652.9	1,351.7	$1,550,600	$1,406,600
Traditional Home Building	5,786	6,282	6,051.1	5,436.7	$1,045,800	$865,400
City Living	17	79	32.2	124.3	$1,894,100	$1,573,400
Total consolidated	5,803	6,361	$6,083.3	$5,561.0	$1,048,300	$874,200

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and six-month periods ended April 30, 2022 and 2021, and for backlog at April 30, 2022 and 2021 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
Three months ended April 30,
Revenues	4	11	$16.3	$32.5	$4,080,600	$2,951,700
Contracts	4	14	$16.2	$42.2	$4,039,600	$3,016,000

Six months ended April 30,
Revenues	11	16	$35.1	$43.6	$3,187,900	$2,727,800
Contracts	13	19	$42.1	$53.8	$3,237,300	$2,832,100

Backlog at April 30,	3	7	$10.2	$20.1	$3,406,100	$2,878,500

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended April 30,		Six Months Ended April 30,
		2022	2021	2022	2021
	Revenues - home sales	$2,186,529	$1,836,260	$3,873,881	$3,246,964
	Cost of revenues - home sales	1,659,265	1,434,493	2,948,792	2,556,286
	Home sales gross margin	527,264	401,767	925,089	690,678
Add:	Interest recognized in cost of revenues - home sales	40,822	44,092	73,259	77,417
	Inventory write-downs	2,192	1,581	4,425	2,847
	Adjusted home sales gross margin	$570,278	$447,440	$1,002,773	$770,942

	Home sales gross margin as a percentage of home sale revenues	24.1%	21.9%	23.9%	21.3%

	Adjusted home sales gross margin as a percentage of home sale revenues	26.1%	24.4%	25.9%	23.7%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected third quarter and full FY 2022 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter and full FY 2022. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our third quarter and full FY 2022 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		April 30, 2022	January 31, 2022	October 31, 2021
	Loans payable	$1,196,415	$1,143,248	$1,011,534
	Senior notes	1,994,786	1,994,544	2,403,989
	Mortgage company loan facility	113,688	101,615	147,512
	Total debt	3,304,889	3,239,407	3,563,035
	Total stockholders' equity	5,363,892	5,255,871	5,295,024
	Total capital	$8,668,781	$8,495,278	$8,858,059
	Ratio of debt-to-capital	38.1%	38.1%	40.2%

	Total debt	$3,304,889	$3,239,407	$3,563,035
Less:	Mortgage company loan facility	(113,688)	(101,615)	(147,512)
	Cash and cash equivalents	(535,038)	(671,365)	(1,638,494)
	Total net debt	2,656,163	2,466,427	1,777,029
	Total stockholders' equity	5,363,892	5,255,871	5,295,024
	Total net capital	$8,020,055	$7,722,298	$7,072,053
	Net debt-to-capital ratio	33.1%	31.9%	25.1%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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